EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Minden Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012, each of the undersigned, Jack E. Byrd, Jr., President and Chief Executive Officer of the Company, and Becky T. Harrell, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2012	By:	/s/ Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
President and Chief Executive Officer

Date: August 14, 2012	By:	/s/ Becky T. Harrell
Becky T. Harrell
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Minden Bancorp, Inc. and will be retained by Minden Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.